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                                  Exhibit 23-1

               Consent of Ernst & Young LLP, Independent Auditors

         We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333- ) pertaining to the Deb Shops, Inc. Incentive Stock Option Plan, As Amended and Restated Effective January 1, 2002 of our report dated March 6, 2002, with respect to the consolidated financial statements of DEB SHOPS, INC. included in its Annual Report (Form 10-K) for the year ended January 31, 2002, filed with the Securities and Exchange Commission.



                                                     /s/ Ernst & Young LLP




Philadelphia, Pennsylvania

September 18, 2002